NasdaqGM:CECE	NEWS RELEASE

CECO Environmental Reports

Second Quarter and Six Month 2014 Results

Achieves Record Year-to-Date Bookings and Non-GAAP Operating Margin

•	Revenue of $66.6 million for the second quarter was up 50.0%, from $44.4 million in the prior-year period.
•	Gross profit of $21.4 million (32.1% gross margin) for the second quarter was up 50%, from $14.3 million (32.2% gross margin) in the prior-year period.
•	Operating income of $7.2 million (10.8% operating margin) for the second quarter was up 118.2%, from $3.3 million (7.4% operating margin) in the prior-year period. Non-GAAP operating income was $9.9 million (14.9% non-GAAP operating margin) for the second quarter, up 59.7% from $6.2 million (13.9% non-GAAP operating margin) in the prior-year period.
•	Net income per diluted share of $0.17 for the second quarter was consistent with the prior-year period. Non-GAAP net income per diluted share was $0.25 for the second quarter of 2014, compared with $0.30 for the prior-year period.

CINCINNATI, Ohio, August 7, 2014 — CECO Environmental Corp. (NasdaqGM:CECE), a leading global environmental technology company focused on critical solutions in the air pollution control, energy and fluid handling and filtration industries, today reported its financial results for the second quarter of 2014. Results include the operations of Aarding Thermal Acoustics (“Aarding”) from the date of its acquisition on February 28, 2013 and Met-Pro Corporation (“Met-Pro”) from the date of its acquisition on August 27, 2013.

Revenue in the second quarter of 2014 was $66.6 million, up 50.0% from revenue of $44.4 million in the prior-year’s second quarter. Met-Pro contributed $23.1 million of revenue in the quarter.

Revenue in the first six months of 2014 was $123.8 million, up 57.1% from revenue of $78.8 million in the prior-year period. Met-Pro contributed $42.3 million of revenue in the first six months of 2014.

Net income was $4.5 million in the second quarter of 2014 as compared with net income of $3.0 million in the second quarter of 2013. Excluding acquisition and integration expenses, amortization and earn out expenses, and plant, property and equipment valuation adjustments attributable to the Met-Pro and Aarding acquisitions, non-GAAP net income increased 18.2% to $6.5 million from $5.5 million in the prior-year period.

Net income was $7.5 million in the first six months of 2014, up 41.5% as compared with net income of $5.3 million in the prior year period. Excluding acquisition and integration expenses, amortization and earn-out expenses, and plant, property and equipment valuation adjustments attributable to the Met-Pro and Aarding acquisitions, non-GAAP net income increased 31.0% to $11.4 million from $8.7 million in the prior-year period.

Cash and cash equivalents were $17.8 million and bank debt was $79.2 million as of June 30, 2014 compared with $22.7 million and $89.1 million, respectively, as of December 31, 2013. During the six months ended June 30, 2014, the Company repaid $10.1 million of debt and sold non-core assets for net proceeds of $7.1 million.

Non-GAAP EBITDA in the second quarter of 2014 was $11.0 million, up 61.8% from non-GAAP EBITDA of $6.8 million in the prior year’s second quarter.

BACKLOG AND BOOKINGS

Total backlog at June 30, 2014 was $96.0 million as compared with $98.5 million on December 31, 2013, and $104.9 million on March 31, 2014.

Bookings were $121.3 million in the first six months of 2014, compared with $84.1 million in the first six months of 2013, an increase of 44.2%.

Year-to-date bookings through July 31, 2014 were in excess of $150 million as the Company achieved significant bookings of over $30 million in the month of July 2014.

QUARTERLY DIVIDEND

On August 7, 2014, CECO’s Board of Directors approved a quarterly dividend of $0.06 per share. The dividend will be paid on September 30, 2014 to all shareholders of record at the close of business on September 16, 2014. CECO initiated a Dividend Reinvestment Plan (“DRIP”) in 2012 that provides for the voluntary reinvestment of dividends by its stockholders.

OPERATIONAL SUMMARY

“CECO achieved record non-GAAP operating margins of almost 15% in the second quarter of 2014, which was driven by our continued focus on high margin business, recurring revenues, growth in China, operational excellence and our asset light manufacturing model.” said Jeff Lang, Chief Executive Officer of CECO. “Revenues increased over 16% on a sequential basis from Q1 2014. Since the beginning of July, we have seen a significant increase in organic bookings flow with over $30 million of new bookings in the month, which we expect will drive more organic revenue growth in the second half of 2014.”

Jeff Lang also commented, “Our continued focus on our “OneCECO” sales initiative is strengthening our organic growth drivers and complements our acquisition strategy. Our efforts in China are also progressing as planned, with strong bookings from many new projects in the region during the quarter. We have made solid progress across a number of our initiatives in the first half of 2014 and we are excited about our prospects in the second half of 2014 and beyond, as we continue to leverage our growing installed base, recurring revenue focus and our strengthened platform. Our focus remains on creating long-term shareholder value with a balanced growth strategy and intense focus on profitability through operational excellence.”

Jeff Lang, Chief Executive Officer, and Ed Prajzner, Chief Financial Officer, will discuss the Company’s first quarter results during a conference call scheduled for Thursday, August 7, 2014 at 8:30 a.m. EST (7:30 a.m. Central Time).

The North American toll-free number for the call is (855) 626-8629. International callers should dial (954) 320-7630. The conference code for the call is 60426991. A webcast of the live call can be either accessed at CECO’s website at http://www.cecoenviro.com, or directly accessed at https://engage.vevent.com /rt/cecoenvironmentalao~080714

For those unable to listen to the live call, a taped replay will be available from 11:30 a.m. EST on August 8 until 11:59 p.m. EST on August 21, 2014. To access the replay, call (855) 859-2056 (North American callers) or (404) 537-3406 (international callers) and use conference code 60426991.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global environmental technology company focused on critical solutions in the air pollution control (APC), energy and fluid handling and filtration industries. Through its well-known brands, CECO provides a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, filtration systems, scrubbers, fluid handling equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO globally serves a broad range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, metals, minerals & mining, hospitals and universities. CECO is focused on building long-term shareholder value by bringing its unique technology, portfolio and operational excellence to strategic key growth markets around the world, while maintaining the highest standards of employee development, project execution and safety leadership. CECO is listed on NASDAQ under the ticker symbol “CECE” and is a member company of the Russell 2000 Index. For more information on CECO Environmental, please visit the its website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeffrey Lang, Chief Executive Officer

Edward Prajzner, Chief Financial Officer

1-800-333-5475

or

Investor Relations:

Shawn Severson

The Blueshirt Group

Phone: (415) 489-2198

Email: Shawn@blueshirtgroup.com

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	JUNE 30, 2014	DECEMBER 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,788	$22,661
Accounts receivable, net	41,298	44,364
Costs and estimated earnings in excess of billings on uncompleted contracts	15,215	11,110
Inventories, net	24,063	25,376
Prepaid expenses and other current assets	6,153	6,651
Prepaid income taxes	5,622	3,527
Assets held for sale	4,243	11,083

Total current assets	114,382	124,772
Property, plant and equipment, net	19,432	21,665
Goodwill	134,001	132,220
Intangible assets-finite life, net	42,933	46,813
Intangible assets-indefinite life	18,394	18,419
Deferred charges and other assets	4,484	4,647

	$333,626	$348,536

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$7,013	$9,922
Accounts payable and accrued expenses	26,557	34,356
Billings in excess of costs and estimated earnings on uncompleted contracts	11,319	13,486
Income taxes payable	775	1,569

Total current liabilities	45,664	59,333
Other liabilities	10,207	10,302
Debt, less current portion	72,170	79,160
Deferred income tax liability, net	29,982	29,335

Total liabilities	158,023	178,130

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 25,797,722 and 25,724,519 shares issued in 2014 and 2013, respectively	258	257
Capital in excess of par value	160,186	159,566
Accumulated earnings	16,599	11,911
Accumulated other comprehensive loss	(1,084)	(972)

	175,959	170,762
Less treasury stock, at cost, 137,920 shares in 2014 and 2013	(356)	(356)

Total shareholders’ equity	175,603	170,406

	$333,626	$348,536

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(dollars in thousands, except per share data)	2014	2013	2014	2013
Net sales	$66,641	$44,433	$123,811	$78,794
Cost of sales	45,192	30,136	82,633	53,313

Gross profit	21,449	14,297	41,178	25,481
Selling and administrative	11,685	8,100	23,364	14,692
Acquisition and integration expenses	170	2,299	240	3,394
Amortization and earn out expenses	2,406	591	4,894	750

Income from operations	7,188	3,307	12,680	6,645
Other income (expense), net	(121)	(59)	(227)	72
Interest expense	(746)	(154)	(1,488)	(251)

Income before income taxes	6,321	3,094	10,965	6,466
Income tax expense	1,828	51	3,451	1,215

Net income	$4,493	$3,043	$7,514	$5,251

Earnings per share:
Basic	$0.18	$0.17	$0.29	$0.30

Diluted	$0.17	$0.17	$0.29	$0.29

Weighted average number of common shares outstanding:
Basic	25,643,508	17,750,512	25,625,033	17,416,118
Diluted	26,107,648	18,355,496	26,111,683	18,066,539

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2014	2013	2014	2013
Gross profit as reported in accordance with GAAP	$21.4	$14.3	$41.2	$25.5
Gross profit margin in accordance with GAAP	32.1%	32.2%	33.3%	32.4%
Plant, property and equipment valuation adjustment	0.1	—	0.3	—

Non-GAAP gross margin	$21.5	$14.3	$41.5	$25.5
Non-GAAP gross profit margin	32.3%	32.2%	33.3%	32.4%

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2014	2013	2014	2013
Operating income as reported in accordance with GAAP	$7.2	$3.3	$12.7	$6.6
Operating margin in accordance with GAAP	10.8%	7.4%	10.3%	8.4%
Plant, property and equipment valuation adjustment	0.1	—	0.3	—
Acquisition and integration expenses	0.2	2.3	0.2	3.4
Amortization and contingent acquisition expenses	2.4	0.6	4.9	0.8

Non-GAAP operating income	$9.9	$6.2	$18.1	$10.8
Non-GAAP operating margin	14.9%	13.9%	14.6%	13.7%

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2014	2013	2014	2013
Net income as reported in accordance with GAAP	$4.5	$3.0	$7.5	$5.3
Plant, property and equipment valuation adjustment	0.1	—	0.3	—
Acquisition and integration expenses	0.2	2.3	0.2	3.4
Amortization and earn out expenses	2.4	0.6	4.9	0.8
Tax benefit of expenses	(0.7)	(0.4)	(1.5)	(0.8)

Non-GAAP net income	$6.5	$5.5	$11.4	$8.7
Depreciation	0.7	0.3	1.5	0.6
Non-cash stock compensation	0.4	0.2	0.8	0.4
Other (income)/expense	0.1	0.1	0.2	(0.1)
Interest expense	0.8	0.2	1.5	0.3
Income tax expense	2.5	0.5	5.0	2.0

Non-GAAP EBITDA	$11.0	$6.8	$20.4	$11.9

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Earnings per share:
Basic	$0.18	$0.17	$0.29	$0.30
Diluted	$0.17	$0.17	$0.29	$0.29

Non-GAAP earnings per share:
Basic	$0.25	$0.31	$0.45	$0.50
Diluted	$0.25	$0.30	$0.44	$0.48

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing the non-GAAP historical financial measures presented above, as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, and non-GAAP earnings before interest, taxes, depreciation and amortization (“EBITDA”) as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to acquisition and integration expense activities including retention, legal, accounting, banking, amortization, depreciation, non-cash stock compensation and contingent earnout expenses, and the associated tax benefit of these charges. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company’s results over multiple periods. Additionally, management utilizes this information to evaluate its ongoing relative financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted shares and non-GAAP EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and non-GAAP EBITDA stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to, a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt in connection with the Met-Pro acquisition and CECO’s ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.